Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2009

FOURTH QUARTER HIGHLIGHTS

--                Diluted FFO per share was $0.55, before giving effect to impairments of $0.19 per diluted share; diluted FFO per share was $0.36; and diluted earnings per share was $0.09

--                Year-over-year quarterly adjusted NOI same property performance increased by 2.3%

FULL YEAR HIGHLIGHTS

--                Diluted FFO per share was $2.14, before giving effect to impairments and a litigation provision of $0.64 per diluted share; diluted FFO per share was $1.50; and diluted earnings per share was $0.40

--                Year-over-year twelve month adjusted NOI same property performance increased by 3.2%

--                Strengthened balance sheet and liquidity

--                Reduced financial leverage from 48% to 43%

--                Raised $881 million of equity capital through the issuance of common stock

--                Ended the year with $1.4 billion available on our line of credit and $289 million of unrestricted cash and marketable securities

--                Purchased a $720 million participation in HCR ManorCare’s first mortgage debt

--                Sold HCA bonds for $157 million and recognized gains of $9 million

--                Sold real estate assets for $72 million and recognized gain on sales of real estate of $37 million

--                Terminated and transitioned 15 Sunrise-managed communities to new operators

LONG BEACH, CA, February 12, 2010 – HCP (the “Company” or “we”) (NYSE:HCP) announced results for the fourth quarter and year ended December 31, 2009 as follows (in thousands, except per share amounts):

	Three Months Ended December 31, 2009		Three Months Ended December 31, 2008
	Amount	Per Share	Amount	Per Share
Funds from operations (“FFO”)	$106,040	$0.36	$121,029	$0.48
Impairments (1)	54,485	0.19	14,426	0.06
Merger-related charges	—	—	724	—
FFO before giving effect to impairments and merger-related charges	$160,525	$0.55	$136,179	$0.54
Net income applicable to common shares	$26,397	$0.09	$34,650	$0.14

(1)  For further information regarding the quarter ended December 31, 2009 impairment charges see “Other Events” section herein.

In addition to impairment charges and litigation provision, FFO applicable to common shares for the quarter ended December 31, 2009 included the positive impact of $0.02 per diluted share of the following: i) termination fees of $0.01 per share and ii) income of $0.01 per share related to sales of marketable debt securities. In addition to impairment and merger-related charges, FFO applicable to common shares for the quarter ended December 31, 2008 included the negative impact of $0.01 per diluted share of the following: i) recognized losses on marketable securities and charges related to hedge ineffectiveness of $0.02 per share; and ii) a gain of $0.01 per share related to the early repayment of $120 million of mortgage debt at a discount.

Full Year Comparison

	Year Ended December 31, 2009		Year Ended December 31, 2008
	Amount	Per Share	Amount	Per Share
FFO	$412,464	$1.50	$535,789	$2.24
Impairments	75,514	0.27	27,851	0.11
Ventas litigation provision	101,973	0.37	—	—
Merger-related charges	—	—	3,897	0.02
FFO before giving effect to impairments, a litigation provision and merger-related charges	$589,951	$2.14	$567,537	$2.37
Net income applicable to common shares	$109,069	$0.40	$425,368	$1.79

FFO is a supplemental non-GAAP financial measure that the Company believes is helpful in evaluating the operating performance of real estate investment trusts.

INVESTMENTS

During the quarter ended December 31, 2009, we funded $33 million for construction and other capital projects, primarily in our life science segment. During the quarter ended December 31, 2009, we sold marketable debt securities for $38 million, recognizing aggregate gains of $2.5 million, and three senior housing facilities for $14 million, recognizing gain on sales of real estate of $3 million.

During the year ended December 31, 2009, we made aggregate investments of $724 million as follows: i) purchased a $720 million participation in the first mortgage debt of HCR ManorCare at a discount of $130 million, which resulted in an acquisition cost of $590 million; ii) purchased the remaining interests in three senior housing joint ventures with an aggregate unencumbered value of $15 million; and iii) funded $119 million for construction and other capital projects, primarily in our life science segment. During the year ended December 31, 2009, we sold investments for $229 million from the following segments: i) $203 million of hospital ($157 million of HCA bonds and $46 million in real estate assets); ii) $15 million of senior housing; and iii) $11 million of medical office.

OTHER EVENTS

During the quarter ended December 31, 2009, we recognized aggregate impairments of $54 million, which primarily included the following: i) $48 million of impairment charges related to three direct financing leases and a $10 million participation in a senior construction loan associated with properties operated by Erickson Retirement Communities; and ii) a $4 million impairment charge related to a senior secured term loan to an affiliate of the Cirrus Group, LLC.

DIVIDEND

On February 1, 2010, we announced that our Board of Directors declared an increase to our quarterly cash dividend from $0.46 to $0.465 per common share, which represents an annual increase of $0.02 per share. The dividend will be paid on February 23, 2010 to stockholders of record as of the close of business on February 11, 2010.

OUTLOOK

For the full year 2010, we expect FFO applicable to common shares to range between $2.11 and $2.17 per diluted share and net income applicable to common shares to range between $0.98 and $1.04 per diluted share.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Friday, February 12, 2010 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended December 31, 2009. The conference call is accessible by dialing (800) 299-7635 (U.S.) or (617) 786-2901 (International). The participant passcode is 40355843. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. A webcast replay of the conference call will be available after 12:00 p.m. Pacific Time (3:00 p.m. Eastern Time) on February 12, 2010 through February 26, 2010 on the Company’s website and a telephonic replay can be accessed by calling (888) 286-8010 (U.S.) or (617) 801-6888 (International) and entering passcode 35515186. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc., an S&P 500 company, is a real estate investment trust (REIT) that, together with its consolidated subsidiaries, invests primarily in real estate serving the healthcare industry in the United States. As of December 31, 2009 the Company’s portfolio of investments, including properties owned by our Investment Management Platform, consisted of interests in 675 facilities among the following segments: 256 senior housing, 98 life science, 251 medical office, 22 hospital and 48 skilled nursing, and $1.8 billion of mezzanine and other secured loan investments. For more information, visit the Company’s website at www.hcpi.com.

###

FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things, net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, and gain on sales of real estate, real estate depreciation and amortization, and joint venture adjustments for the full year of 2010. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions, including the possibility of a prolonged recession; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to sell its investments when desired and on profitable terms; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; the Company’s ability to pursue legal remedies in the Erickson matter as well as any further restructuring of the loan with Cirrus; continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants to maintain or increase occupancy levels at, and rental income from, the senior housing segment; the Company’s ability to realize the benefits of its mezzanine and other loan investments; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

HCP

Thomas M. Herzog

Executive Vice President and Chief Financial Officer

(562) 733-5309

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	December 31,
	2009	2008
Assets
Real estate:
Buildings and improvements	$7,826,388	$7,738,817
Development costs and construction in progress	272,542	224,336
Land	1,547,518	1,546,889
Accumulated depreciation and amortization	(1,061,103)	(818,672)
Net real estate	8,585,345	8,691,370

Net investment in direct financing leases	600,077	648,234
Loans receivable, net	1,672,938	1,068,454
Investments in and advances to unconsolidated joint ventures	267,978	272,929
Accounts receivable, net of allowance of $10,772 and $18,413, respectively	43,726	33,834
Cash and cash equivalents	112,259	57,562
Restricted cash	33,000	35,078
Intangible assets, net	389,698	505,507
Real estate held for sale, net	—	35,737
Other assets, net	504,714	501,121

Total assets	$12,209,735	$11,849,826

Liabilities and equity
Bank line of credit	$—	$150,000
Term loan	200,000	200,000
Bridge loan	—	320,000
Senior unsecured notes	3,521,325	3,523,513
Mortgage and other secured debt	1,834,935	1,641,734
Other debt	99,883	102,209
Intangible liabilities, net	200,260	232,630
Accounts payable and accrued liabilities	309,596	211,715
Deferred revenue	85,127	60,185
Total liabilities	6,251,126	6,441,986

Commitments and contingencies

Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25.00 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized 293,548,162 and 253,601,454 shares issued and outstanding, respectively	293,548	253,601
Additional paid-in capital	5,719,400	4,873,727
Cumulative dividends in excess of earnings	(515,450)	(130,068)
Accumulated other comprehensive loss	(2,134)	(81,162)
Total stockholders’ equity	5,780,537	5,201,271

Joint venture partners	7,529	12,912
Non-managing member unitholders	170,543	193,657
Total noncontrolling interests	178,072	206,569

Total equity	5,958,609	5,407,840

Total liabilities and equity	$12,209,735	$11,849,826

HCP, Inc.

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended December 31, 2009		Year Ended December 31,
	2009	2008	2009	2008

Revenues:
Rental and related revenues	$224,240	$225,461	$886,495	$875,436
Tenant recoveries	22,458	20,992	89,582	82,811
Income from direct financing leases	12,193	14,503	51,495	58,149
Interest income	36,354	32,515	124,146	130,869
Investment management fee income	1,179	1,475	5,312	5,923
Total revenues	296,424	294,946	1,157,030	1,153,188

Costs and expenses:
Depreciation and amortization	77,472	81,037	319,583	313,404
Operating	46,087	49,271	185,898	193,121
General and administrative	16,853	17,835	78,476	73,698
Litigation provision	—	—	101,973	—
Impairments	54,485	12,993	75,389	18,276
Total costs and expenses	194,897	161,136	761,319	598,499

Other income (expense):
Other income, net	2,704	(4,142)	7,940	25,846
Interest expense	(72,845)	(83,903)	(298,897)	(348,390)
Total other income (expense)	(70,141)	(88,045)	(290,957)	(322,544)

Income before income tax (expense) benefit and equity income from unconsolidated joint ventures	31,386	45,765	104,754	232,145
Income tax (expense) benefit	(518)	521	(1,924)	(4,248)
Equity income (loss) from unconsolidated joint ventures	1,518	(410)	3,511	3,326
Income from continuing operations	32,386	45,876	106,341	231,223

Discontinued operations:
Income (loss) before gain on sales of real estate, net of income taxes	134	(418)	2,614	19,746
Impairments	—	(1,033)	(125)	(9,175)
Gain on sales of real estate, net of income taxes	2,964	794	37,321	229,189
Total discontinued operations	3,098	(657)	39,810	239,760

Net income	35,484	45,219	146,151	470,983
Noncontrolling interests’ and participating securities’ share in earnings	(3,805)	(5,287)	(15,952)	(24,485)
Preferred stock dividends	(5,282)	(5,282)	(21,130)	(21,130)

Net income applicable to common shares	$26,397	$34,650	$109,069	$425,368

Basic earnings per common share:
Continuing operations	$0.08	$0.14	$0.25	$0.78
Discontinued operations	0.01	—	0.15	1.01
Net income applicable to common shares	$0.09	$0.14	$0.40	$1.79

Diluted earnings per common share:
Continuing operations	$0.08	$0.14	$0.25	$0.78
Discontinued operations	0.01	—	0.15	1.01
Net income applicable to common shares	$0.09	$0.14	$0.40	$1.79

Weighted average shares used to calculate earnings per common share:
Basic	292,748	252,497	274,216	237,301

Diluted	293,763	252,673	274,631	237,972

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

	Year Ended December 31,
	2009	2008
Cash flows from operating activities:
Net income	$146,151	$470,983
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	319,583	313,404
Discontinued operations	542	7,832
Amortization of above and below market lease intangibles, net	(14,780)	(8,440)
Stock-based compensation	14,388	13,765
Amortization of debt premiums, discounts and issuance costs, net	8,328	9,869
Straight-line rents	(46,688)	(39,463)
Interest accretion	(39,172)	(27,019)
Deferred rental revenue	12,804	13,931
Equity income from unconsolidated joint ventures	(3,511)	(3,326)
Distributions of earnings from unconsolidated joint ventures	7,273	6,745
Gain on sales of real estate	(37,321)	(229,189)
Gain on early repayment of debt	—	(2,396)
Marketable securities (gains) losses, net	(8,876)	7,230
Derivative losses, net	69	4,577
Impairments	75,514	27,451
Impairments of unconsolidated joint venture investments	—	400
Changes in:
Accounts receivable	4,408	10,681
Other assets	(6,881)	(1,315)
Accrued liability for litigation provision	101,973	—
Accounts payable and other accrued liabilities	(18,170)	(7,023)
Net cash provided by operating activities	515,634	568,697
Cash flows from investing activities:
Cashed used in other acquisitions and development of real estate	(96,528)	(155,531)
Lease commissions and tenant and capital improvements	(40,702)	(59,991)
Proceeds from sales of real estate, net	72,272	639,585
Contributions to unconsolidated joint ventures	(7,975)	(3,579)
Distributions in excess of earnings from unconsolidated joint ventures	6,869	8,400
Purchase of marketable securities	—	(30,089)
Proceeds from the sale of marketable securities	157,122	10,700
Proceeds from the sales of interests in unconsolidated joint ventures	—	2,855
Principal repayments on loans receivable and direct financing leases	10,952	16,790
Investments in loans receivable and direct financing leases, net	(165,494)	(3,162)
Decrease in restricted cash	2,078	1,349
Net cash provided by (used in) investing activities	(61,406)	427,327
Cash flows from financing activities:
Net repayments under bank line of credit	(150,000)	(801,700)
Repayments of term and bridge loans	(320,000)	(1,030,000)
Borrowings under term loan	—	200,000
Repayments and repurchases of mortgage debt	(234,080)	(225,316)
Issuance of mortgage debt	1,942	579,557
Repayments of senior unsecured notes	(7,735)	(300,000)
Settlement of cash flow hedges, net	—	(9,658)
Debt issuance costs	(860)	(12,657)
Net proceeds from the issuance of common stock and exercise of options	852,912	1,060,538
Dividends paid on common and preferred stock	(517,072)	(457,643)
Purchase of noncontrolling interests	(9,097)	—
Distributions to noncontrolling interests	(15,541)	(37,852)
Net cash used in financing activities	(399,531)	(1,034,731)
Net increase (decrease) in cash and cash equivalents	54,697	(38,707)
Cash and cash equivalents, beginning of year	57,562	96,269
Cash and cash equivalents, end of year	$112,259	$57,562

HCP, Inc.

Funds From Operations Information

In thousands, except per share data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008 (1)	2009	2008 (1)

Net income applicable to common shares	$26,397	$34,650	$109,069	$425,368
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	77,472	81,037	319,583	313,404
Discontinued operations	69	447	542	7,832
Gain on sales of real estate	(2,964)	(794)	(37,321)	(229,189)
Equity (income) loss from unconsolidated joint ventures	(1,518)	410	(3,511)	(3,326)
FFO from unconsolidated joint ventures	7,019	5,909	26,023	24,125
Noncontrolling interests’ and participating securities’ share in earnings	3,805	5,287	15,952	24,485
Noncontrolling interests’ and participating securities’ share in FFO	(4,240)	(5,917)	(17,873)	(26,910)
Funds from operations applicable to common shares (2)	$106,040	$121,029	$412,464	$535,789

Distributions on convertible units	$—	$1,819	$—	$12,974

Diluted funds from operations applicable to common shares	$106,040	$122,848	$412,464	$548,763

Basic funds from operations per common share (2)	$0.36	$0.48	$1.50	$2.26

Diluted funds from operations per common share (2)	$0.36	$0.48	$1.50	$2.24

Weighted average shares used to calculate diluted funds from operations per common share	293,763	256,616	274,631	244,650

Impact of impairments, litigation provision and merger-related charges:
Impairments (3)	$54,485	$14,426	$75,514	$27,851
Litigation provision	—	—	101,973	—
Merger-related charges (4)	—	724	—	3,897
	$54,485	$15,150	$177,487	$31,748
Per common share impact of impairments, litigation provision and merger-related charges on diluted funds from operations	$0.19	$0.06	$0.64	$0.13
Diluted FFO per common share, before giving effect to impairments, litigation provision and merger-related charges	$0.55	$0.54	$2.14	$2.37

(1)     Presentation and certain computational changes have been made for the adoption of Accounting Standard Codification 260-10, Earnings Per Share - Overall (formerly FSP EITF 03-6-1, Determining Whether Instruments Granted in Share Based Payment Transactions Are Participating Securities), to compute earnings per share and funds from operations per share under the two-class method.

(2)     The Company believes funds from operations applicable to common shares, diluted funds from operations applicable to common shares and basic and diluted funds from operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term funds from operations (“FFO”) was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company.

(3)     In the three months and year ended December 31, 2008, included in other income, net, were impairments of $0.4 million related to two of the Company’s investments in unconsolidated joint ventures.

(4)     Merger-related charges in the periods ended December 31, 2008 included the amortization of fees associated with our acquisition financing for Slough Estates USA Inc. (“SEUSA”), as well as other SEUSA integration costs.

HCP, Inc.

Net Operating Income and Same Property Performance Information (1)(2)

Dollars In thousands

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net income	$35,484	$45,219	$146,151	$470,983
Interest income	(36,354)	(32,515)	(124,146)	(130,869)
Investment management fee income	(1,179)	(1,475)	(5,312)	(5,923)
Depreciation and amortization	77,472	81,037	319,583	313,404
General and administrative	16,853	17,835	78,476	73,698
Litigation provision	—	—	101,973	—
Impairments	54,485	12,993	75,389	18,276
Other income, net	(2,704)	4,142	(7,940)	(25,846)
Interest expense	72,845	83,903	298,897	348,390
Income tax expense (benefit)	518	(521)	1,924	4,248
Equity income from unconsolidated joint ventures	(1,518)	410	(3,511)	(3,326)
Total discontinued operations, net of taxes	(3,098)	657	(39,810)	(239,760)
NOI (1)	$212,804	$211,685	$841,674	$823,275
Straight-line rents	(7,937)	(10,818)	(46,688)	(39,463)
Interest accretion – DFLs	(2,074)	(2,204)	(8,057)	(8,554)
Amortization of above and below market lease intangibles, net	(2,123)	(2,420)	(14,780)	(8,440)
Lease termination fees	(3,079)	(60)	(4,905)	(18,150)
NOI adjustments related to discontinued operations	(7)	(7)	519	322
Adjusted NOI (1)	$197,584	$196,176	$767,763	$748,990
Non-SPP adjusted NOI (1) (2)	(11,358)	(14,133)	(47,983)	(51,844)
Same property portfolio NOI (1) (2)	$186,226	$182,043	$719,780	$697,146

Adjusted NOI % change – SPP	2.3%		3.2%

(1)     The Company believes Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis. NOI is used to evaluate the operating performance of real estate properties and SPP. The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The Company believes that net income is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

NOI is defined as rental revenues, including tenant reimbursements and income from direct financing leases, less property level operating expenses. NOI excludes investment management fee income, depreciation and amortization, general and administrative expenses, litigation provision, impairments, interest and other income, net, interest expense, income tax expense (benefit), equity income from unconsolidated joint ventures and discontinued operations. NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL interest accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred as “adjusted NOI” or “cash basis NOI.”

(2)     The Company believes same property portfolio (“SPP”) is an important component of the Company’s evaluation of the operating performance of its properties. The Company defines its same property portfolio each quarter as those properties that have been in operation throughout the current year and the prior year and that were also in operation at January 1st of the prior year. Newly acquired assets, developments and redevelopments in process and assets classified in discontinued operations are excluded from the same property portfolio. Same property statistics allow management to evaluate the NOI of the Company’s real estate portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the properties on performance measures. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

HCP, Inc.

Financial Leverage (1)

In thousands

(Unaudited)

	December 31,
	2009	2008
Total gross assets:
Consolidated total assets	$12,209,735	$11,849,826
Investments in and advances to unconsolidated joint ventures	(267,978)	(272,929)
Accumulated depreciation and amortization	1,263,536	992,549
Accumulated depreciation and amortization from assets held for sale	—	26,134
Consolidated gross assets	$13,205,293	$12,595,580
HCP’s share of the Investment Management Platform (“IMP”) total assets	545,539	561,397
HCP’s share of the IMP accumulated depreciation and amortization	57,889	46,629
Total gross assets	$13,808,721	$13,203,606

Total debt:
Bank line of credit	$—	$150,000
Bridge and term loans	200,000	520,000
Senior unsecured notes	3,521,325	3,523,513
Mortgage debt	1,834,935	1,641,734
Other debt	99,883	102,209
Consolidated debt	$5,656,143	$5,937,456
HCP’s share of the IMP debt	341,389	346,470
Total debt	$5,997,532	$6,283,926
Consolidated debt/Consolidated gross assets	43%	47%
Financial Leverage (1)	43%	48%

(1)     The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of consolidated debt to consolidated gross assets is the most directly comparable GAAP measure to Financial Leverage. Financial Leverage represents Total Debt divided by Total Gross Assets. The Company’s computation of its financial leverage may not be identical to the computations of financial leverage reported by other companies. The Company’s share of total debt is not intended to reflect its actual liability or ability to access assets should there be a default under any or all of such loans or a liquidation of the joint ventures.

Defined Terms:

Consolidated Debt. The carrying amount of bank line of credit, bridge and term loans, senior unsecured notes, mortgage debt and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets. The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Investment Management Platform (“IMP”). Represents the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures II, (iii) HCP Ventures III, LLC and (iv) HCP Ventures IV, LLC.

Total Debt. Consolidated Debt plus the Company’s pro rata share of debt from the Investment Management Platform.

Total Gross Assets. The Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

HCP, Inc.

Projected Future Operations (1)

 (Unaudited)

	Full Year 2010
	Low	High

Diluted earnings per common share	$ 0.98	$ 1.04
Gain on sales of real estate	—	—
Real estate depreciation and amortization	1.06	1.06
Joint venture adjustments	0.07	0.07
Diluted FFO per common share	$ 2.11	$ 2.17

(1)     Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development activities, property dispositions and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, impairments, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of the Company’s contractual relationships with such entities, realized gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, offerings of debt or equity securities or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. By definition, FFO does not include real estate-related depreciation and amortization or gains and losses associated with real estate disposition activities, but does include impairments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.